Exhibit 10.1

LEASE TERMINATION AND MUTUAL RELEASE AGREEMENT

THIS LEASE TERMINATION AND MUTUAL RELEASE AGREEMENT (this “Agreement”) is made as of this 27 day of December, 2023 (the “Effective Date”), by and between 350 TECHNOLOGY DRIVE PARTNERS, LLC, a Pennsylvania limited liability company (“Landlord”), and NEUBASE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of October 2, 2020, as amended by that certain letter agreement dated as of December 28, 2020, as further amended by that certain First Amendment to Lease Agreement dated as of December 28, 2020, and as further amended by that certain Second Amendment to Lease Agreement dated as of April 21, 2021 (collectively, the “Lease”), pursuant to which Tenant leases from Landlord that certain space consisting of approximately fourteen thousand one hundred eighty-nine (14,189) rentable square feet known as Suite 421 (the “Leased Premises”) in the building located at 350 Technology Drive, Pittsburgh, PA 15219; and

WHEREAS, Landlord and Tenant have agreed to terminate and cancel the Lease earlier than its scheduled expiration date upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and undertakings of the parties as set forth herein, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereto covenant and agree as follows:

1.            Recitals; Defined Terms. The foregoing recitals are incorporated into the body of this Agreement as if the same were fully set forth herein. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

2.            Lease Termination. The Lease Term shall expire, and the Lease shall be deemed to be terminated, on February 29, 2024, at 11:59 p.m. (the “Lease Termination Date”).

3.            Lease Termination Payment. In consideration of Landlord’s agreement to terminate the Lease as of the Lease Termination Date, Tenant shall (i) pay to Landlord a lease termination fee equal to One Million Five Hundred Fifty Thousand and 00/100 Dollars ($1,550,000.00) (the “Lease Termination Fee”), and (ii) simultaneously with the execution and delivery of this Agreement, execute and deliver to Landlord the Bill of Sale in the form that is attached hereto as Exhibit A (the “Bill of Sale”) that conveys to the University of Pittsburgh (the “University”) all of the furniture, fixtures and equipment currently located in the Premises (the “FF&E”), as such FF&E is listed in Schedule A to the Bill of Sale, upon the terms and conditions set forth in the Bill of Sale. The Lease Termination Payment shall be due, payable, and paid by Tenant to Landlord on the later of (i) January 5, 2024, or (ii) within five (5) Business Days following the Effective Date.

4.            Obligations; Surrender of Premises; Security Deposit. From and after the Effective Date until the Lease Termination Date, Landlord and Tenant shall abide by all terms and conditions set forth in the Lease, including, without limitation, Tenant’s obligation to pay Rent for the months of January and February, 2024. Tenant’s monthly obligations for Annual Base Rent, Increases in Real Estate Taxes, Increases in Operating Costs, and Electric Charges for January of 2024 shall be due and payable in accordance with and at the times required in the Lease. Tenant’s monthly obligations for Annual Base Rent, Increases in Real Estate Taxes, Increases in Operating Costs, and Electric Charges for February of 2024 (collectively, “February Rent”) shall be applied against the Security Deposit and retained by Landlord. On or prior to January 31, 2024 (the “Surrender Date”), Tenant shall surrender the Leased Premises to Landlord broom clean and in good condition and repair (reasonable wear and tear and damage by casualty excepted), with all of Tenant’s personal property removed from the Leased Premises, except for the FF&E and Tenant’s generator solely dedicated to the Leased Premises, which FF&E and generator shall remain in the Leased Premises. Such generator is being transferred to Landlord pursuant to this Agreement “AS IS, WHERE-IS,” with all faults and without warranty of any kind, express or implied, including any warranty of merchantability or fitness for any particular purpose. Provided Tenant surrenders the Leased Premises on or prior to the Surrender Date, Landlord shall return the Security Deposit in the amount of One Hundred Twenty-Five Thousand Three Hundred Ninety-One and 44/100 Dollars ($125,391.44), less the amount for February Rent, to Tenant within thirty (30) days following the Lease Termination Date. If Tenant fails to comply with the obligations set forth in this Section 4 (including not satisfying the surrender condition of the Leased Premises), Landlord may apply the Security Deposit in accordance with the Lease. No later than ten (10) days prior to the Lease Termination Date, Landlord shall submit to Tenant the statement required under Section 3.4(b) of the Lease setting forth the actual amount of Increases in Real Estate Taxes and Increases in Operating Costs for the 2023 calendar year. If Tenant’s Pro Rata Share of the actual amount of Increases in Real Estate Taxes and Increases in Operating Costs, as applicable, for the 2023 calendar year are greater than the estimated amounts paid by Tenant with respect thereto, the excess amount owed by Tenant with respect thereto shall be deducted from the remaining Security Deposit and retained by Landlord. If Tenant’s Pro Rata Share of the actual amount of Increases in Real Estate Taxes and Increases in Operating Costs for the 2023 calendar year shall be less than the estimated amounts paid by Tenant, Landlord shall return such overpaid amount, together with the remaining Security Deposit, to Tenant within thirty (30) days following the Lease Termination Date. Landlord and Tenant acknowledge and agree that there shall be no reconciliation with respect to Tenant’s payments of Increases in Real Estate Taxes and Operating Costs or Electric Charges for the months of January and February, 2024. Tenant acknowledges and agrees that Landlord intends to enter into a lease agreement with the University pursuant to which the University will lease the Leased Premises from Landlord commencing as of March 1, 2024. Tenant agrees that the University may enter and access the Leased Premises any time following the Surrender Date for the purpose of installing the University’s fixtures, furniture, and equipment, including without limitation, cabling, wiring and telephone equipment. From and after the Surrender Date, Tenant shall not have any responsibility to maintain or secure the Leased Premises, nor shall Tenant have any liability or obligations with respect to any, and Tenant shall be indemnified by Landlord for any, damages occurring in or to the Leased Premises from and after the Surrender Date, except to the extent such damages are the result of Tenant’s negligence or willful misconduct or events or damages first occurring prior to the Surrender Date. Additionally, from and after the Effective Date, upon receipt of request therefor from the University, Landlord and Tenant shall cooperate with the University to allow the University to gain access to the Leased Premises for the purpose of inspecting the same in order to plan for its occupancy.

5.            Survival. The parties hereto covenant and agree that effective and simultaneously with the termination of the Lease on the Lease Termination Date, Landlord and Tenant shall have no further rights, duties and obligations pursuant to the Lease, except for those certain obligations set forth in Section 9 of the Lease with respect to matters first occurring prior to the Lease Termination Date. Notwithstanding anything contained herein to the contrary, in the event Tenant fails to pay any Rent or surrender possession of the Leased Premises on or prior to the Surrender Date in the condition required by this Agreement, Landlord shall have the right to take any and all action to which it is entitled under the Lease or otherwise. In the event Landlord is required to bring an action to enforce the terms of this Agreement or the Lease and prevails in such action, Tenant shall be responsible for paying all of Landlord’s costs and expenses (including reasonable attorneys’) that are incurred by Landlord in connection with the enforcement of this Agreement or the Lease.

6.            Release and Discharge.

(a)            Subject to Tenant fulfilling its obligations under Sections 3, 4 and 7 hereof, upon the Lease Termination Date, Landlord for itself, and for its parents, subsidiaries, directors, officers, shareholders, partners, members, employees, servants, insurers, sureties, agents, attorneys, representatives, successors and assigns, does hereby RELEASE AND FOREVER DISCHARGE Tenant from any and all claims, demands, damages, obligations, controversies, causes of action, suits, judgments, accounts, debts, liens, costs, fees, bills and expenses (including, without limitation, all legal fees, interest, or penalties) of every kind, name, nature, and description whether arising out of contract, tort, or otherwise, in law or equity, of whatsoever kind or nature, whether liquidated or unliquidated, matured or unmatured, known or unknown, suspected or unsuspected, relating to this Agreement, the Lease, or the Leased Premises.

(b)            Subject to Landlord fulfilling its obligation to return the Security Deposit to Tenant and make such other payments to Tenant in accordance with Section 4 hereof, upon the Lease Termination Date, Tenant for itself, and for its parents, subsidiaries, directors, officers, shareholders, partners, members, employees, servants, insurers, sureties, agents, attorneys, representatives, successors and assigns, does hereby RELEASE AND FOREVER DISCHARGE Landlord from any and all claims, demands, damages, obligations, controversies, causes of action, suits, judgments, accounts, debts, liens, costs, fees, bills and expenses (including, without limitation, all legal fees, interest, or penalties) of every kind, name, nature, and description whether arising out of contract, tort, or otherwise, in law or equity, of whatsoever kind or nature, whether liquidated or unliquidated, matured or unmatured, known or unknown, suspected or unsuspected, relating to this Agreement, the Lease, or the Leased Premises.

7.            Brokerage Commissions. Landlord and Tenant each represent and warrant to the other that there were no real estate agents or brokers involved with the negotiation and execution of this Agreement other than Burns Scalo Brokerage LLC (“Landlord’s Broker”), on behalf of Landlord, and Hanna Langholz Wilson Ellis (“Tenant’s Broker”), on behalf of Tenant. Tenant hereby agrees to pay Landlord’s Broker and Tenant’s Broker any commissions due as a result of this Agreement in accordance with Tenant’s separate agreements with such parties. Landlord and Tenant shall each hold the other harmless from any claims for commissions, fees or compensation for this Agreement by any other person or entity claiming to have acted as agent, representative or broker for any of the parties to this Agreement. The terms of this Section 7 shall survive the expiration or earlier termination of the Lease.

8.            Miscellaneous. (a) Each of Landlord and Tenant hereby represent and warrant to the other that it has the full right and authority to enter into this Agreement and that its respective signatory is fully and properly authorized to execute this Agreement on behalf of Landlord or Tenant, as applicable. (b) This Agreement shall be binding upon Landlord, Tenant and their respective successors and assigns. (c) This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania (without reference to its principles of conflicts of laws). (d) It is understood and agreed that this Agreement may be executed in several counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same agreement, even though all of the parties may not have executed the same counterpart of this Agreement. A fully-executed e-mailed copy of this Agreement shall be deemed original for all relevant purposes. (e) This Agreement may not be amended or modified except in writing executed by all of the parties hereto. (f) No waiver of any provision or condition of this Agreement by any party hereto shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any further event, act or default. (g) Headings of the sections of this Agreement are for convenience of reference only and shall not be construed as part of this Agreement. (i) If any term or provision of this Agreement, or application thereof to any person or circumstances, shall, to any extent, be found by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application or such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each other term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. (j) Each party had counsel review this Agreement or had the opportunity to do so and this Agreement shall not be construed against either party as a result of who prepared it. (k) In the event of any conflict between the terms of the Lease and those of this Agreement, the terms of this Agreement shall prevail.

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IN WITNESS WHEREOF, the parties hereto entered into this Agreement as of the day and year first above written.

LANDLORD:

350 TECHNOLOGY DRIVE PARTNERS, LLC, a Pennsylvania limited liability company
By: TBV Manger, LLC, a Pennsylvania limited liability company, its sole manager

By:	/s/ James D. Scalo
James D. Scalo, Sole Member

TENANT:

NEUBASE THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Dietrich Stephan
Name:	Dietrich Stephan
Tile:	CEO

EXHIBIT A

Bill of Sale

[Attached]

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is dated as of this __________ day of ___________, 2023, by NEUBASE THERAPEUTICS, INC., a Delaware corporation (the “Transferor”) for the benefit of UNIVERSITY OF PITTSBURGH-OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION, a Pennsylvania non-profit corporation (the “Transferee”).

WITNESSETH:

WHEREAS, Transferor and 350 Technology Drive Partners, LLC (“Landlord”) are parties to that certain Lease Agreement dated as of October 2, 2020, as amended by that certain letter agreement dated as of December 28, 2020, as further amended by that certain First Amendment to Lease Agreement dated as of December 28, 2020, and as further amended by that certain Second Amendment to Lease Agreement dated as of April 21, 2021 (collectively, the “Neubase Lease”), pursuant to which Landlord leases to Transferor that certain space consisting of approximately fourteen thousand one hundred eighty-nine (14,189) rentable square feet known as Suite 421 (the “Premises”) in Landlord’s building located at 350 Technology Drive, Pittsburgh, PA 15219; and

WHEREAS, Transferor and Landlord have entered into that certain Lease Termination Agreement dated as of even date herewith (the “Lease Termination Agreement”), pursuant to which, inter alia, Transferor and Landlord have agreed to terminate the Neubase Lease effective as of 11:59 p.m. on February 29, 2024 (the “Termination Date”); and

WHEREAS, Landlord and Transferee entered into that certain Lease Agreement dated as of even date herewith (the “Transferee Lease”) pursuant to which, inter alia, Landlord will lease the Premises to Transferee commencing as of March 1, 2024; provided, Landlord has granted Transferee early access to the Premises commencing as of February 1, 2024 (the “Transfer Date”); and

WHEREAS, as a condition to Landlord entering into the Lease Termination Agreement and agreeing to terminate the Lease, Transferor has agreed to, inter alia, transfer to Transferee on the Transfer Date all of the furniture, fixtures and equipment located in the Premises as of the date hereof (collectively, the “FF&E”), as such FF&E is listed in Schedule A attached hereto and made a part hereof; and

WHEREAS, Transferee desires to accept the FF&E on the Transfer Date.

NOW, THEREFORE, Transferor, for and in consideration of One Dollar ($1.00), and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign and deliver unto Transferee on the Transfer Date all of Transferor’s right, title and interest in and to the FF&E. Transferor hereby represents and warrants to Transferee that (i) Transferor is the true and lawful owner of the FF&E as of the date hereof and will be the lawful owner of the FF&E on the Transfer Date, (ii) Transferor has the legal right to transfer the FF&E to Transferee on the Transfer Date, and (iii) the FF&E is being transferred to Transferee on the Transfer Date free and clear of any liens, restrictions, leases, security interests, claims, charges, mortgages, or encumbrances of any kind. Transferee acknowledges and agrees that, except as provided in the immediately preceding sentence, Transferor makes no representations or warranties to Transferee regarding the FF&E and the FF&E is transferred to Transferee on an "as is" basis. Transferor shall not remove any of the FF&E from the Neubase Premises on or prior to the Transfer Date. Except as otherwise set forth herein, the FF&E is being transferred to Transferee AS IS, WHERE-IS, with all faults and without warranty of any kind, express or implied, including any warranty of merchantability or fitness for any particular purpose.

TO HAVE AND TO HOLD the FF&E unto Transferee, its successors and assigns, to its own use and benefit forever.

[Signature Page Follows]

IN WITNESS WHEREOF, an intending to be legally bound hereby, Transferor has executed this Bill of Sale as of this ______ day of __________________, 2023.

NEUBASE THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

UNIVERSITY OF PITTSBURGH-OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION, a Pennsylvania non-profit corporation

By:
Name:
Title:

SCHEDULE A

FF&E

Chem Lab

Hoods	9 Chemical Fume Hoods
Benching	207 LF

Bio Lab

Hoods	1 Fume Hood
Benching	226 LF
Table	one rolling
Chairs	8 rolling

Tissue Culture Room

Hoods	4 Tissue Culture Hoods
Benching	24 LF

Utility/Freezer Room

None

Kitchen

Furniture

1 kitchen style table

3 chairs

1 hightop table

3 bar height chairs

Appliances

2 full size refrigerators

1 toaster oven

2 microwaves

1 coffee maker

IT Room

Misc. racks

Office Area

Offices - 8

8 desks

8 desk chairs

16 guest chairs

4 credenzas

8 file cabinets

Work Stations - 4

Four 6-person star shaped

24 chairs

one 6-person bench

6 hightop bench chairs

19 Filing Cabinets

2 portable whiteboards

Conference Room

one table

15 chairs

75" Screen

Huddle #1

One round table

6 chairs

60" screen

Huddle #2

one oval table

5 hightop chairs

60" screen

Huddle #3

couch

3 chairs

small coffee table

1 side table
60" screen

Open area

5 chairs

2 love seats

4 small coffee tables

Miscellaneous

8 lab chairs

2 eyewash stations

Wine refrigerator

Small refrigerator with beer taps

2 dishwashers

2 small laptop tables

Several whiteboards attached to walls